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                      [LETTERHEAD OF COOPERS & LYBRAND]




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the (i) Registration Statements (Form S-8 No. 33-41258. No. 33-78846, No. 33-89366 and No. 333-44761)
pertaining to the 1991 Employee Stock Option Plan of Cellular Commuincations International, Inc. (ii) Registration Statements (Form S-8 No. 33-55442 and No. 33-89368) pertaining to Non-Employee Director Stock Option Plan of Cellular Communications International, Inc. and (iii) Registration Statements (Form S-8 No. 33-55440, No. 33-78840 and No. 33-89370) pertaining to Non-Qualified Stock Option Agreements of Cellular Communications International, Inc. and (iv) Registration Statements (Form S-3 No. 33-90980 and No. 33-97392) pertaining to the registration of 13 1/4% Senior Discount Notes and Warrants to purchase Common Stock and the related Prospectus of our report dated March 25, 1998 on our audit of the financial statements of Omnitel Sistemi Radiocellulari Italiani S.p.A. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and our report dated March 25, 1998 on our audit of the financial statements of Omnitel Pronto Italia S.p.A. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are included in this Form 10-K/A-1.



                                                   COOPERS & LYBRAND S.p.A.






Milan, Italy
April 10, 1998